Exhibit 99.906CERT

Certifications Under Section 906
of the Sarbanes-Oxley Act of 2002

Kevin Finkel, President and Principal Executive Officer, and Steven Saltzman, Treasurer and Principal Financial Officer of the Resource Real Estate Diversified Income Fund (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2015 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Principal Executive Officer	Treasurer, Principal Financial Officer
Resource Real Estate Diversified Income Fund	Resource Real Estate Diversified Income Fund

/s/ Kevin Finkel	/s/ Steven Saltzman
Kevin Finkel	Steven Saltzman
Date: May 4, 2015	Date: May 4, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.